Exhibit 99.3

Quadrem International Holdings, Ltd. And Subsidiaries

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

as prepared under U.S. generally accepted accounting principles

September 30, 2010

Quadrem International Holdings, Ltd. – September 30, 2010

Quadrem International Holdings, Ltd. – September 30, 2010

CONDENSED CONSOLIDATED BALANCE SHEETS

In USD thousands

	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	23,811	15,875
Trade receivables, net of allowance for doubtful accounts	11,967	9,304
Deferred tax assets, current	1,178	1,238
Prepaid expenses and other	1,270	1,239

Total current assets	38,226	27,656

Equipment, furniture and fixtures, net	2,142	2,159
Intangible assets, net and other long term assets	2,713	1,916
Goodwill	—	70
Deferred tax assets, non-current	250	586

Total assets	43,331	32,387

LIABILITIES AND EQUITY
Current liabilities:
Trade and other payables	9,495	8,788
Income taxes payable	2,013	1,919
Capital lease obligation, current	1,074	1,211
Deferred revenue	5,936	4,270
Deferred tax liabilities, current	45	16

Total current liabilities	18,563	16,204

Capital lease obligation, non-current	2,620	2,354
Employee benefits	3,013	1,719
Deferred rent	631	691
Deferred tax liabilities	105	111
Other	—	231

Total liabilities	24,932	21,310

Commitments and contingencies

Equity
Common stock, $1 par value; authorized - 5,000,000 shares; issued and outstanding - 1,656,188 shares	1,656	1,655
Additional paid-in capital	148,305	148,037
Accumulated other comprehensive income	454	201
Accumulated deficit	(132,344)	(139,132)

Total equity attributable to shareholders of the Company	18,071	10,761
Non-controlling interest	328	316

Total equity	18,399	11,077

Total liabilities & equity	43,331	32,387

See accompanying notes to condensed consolidated financial statements.

Quadrem International Holdings, Ltd. – September 30, 2010

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

In USD thousands, unaudited

	Nine Months Ended September 30,
	2010	2009
Membership and transaction fees	46,254	33,763
Professional fees	3,699	2,248
Content fees and other	5,586	5,068

Revenue	55,539	41,079

Direct service costs	(6,586)	(5,761)

Direct margin	48,953	35,318

Selling and marketing	(5,661)	(4,670)
General and administrative expense	(9,820)	(6,609)
Technology	(6,489)	(6,348)
Customer support	(16,503)	(14,177)
Goodwill impairment	(70)	(696)

Income from operations	10,410	2,818

Interest expense	(268)	(548)
Gain (loss) on foreign currency, net	(114)	872
Other loss, net	(131)	(106)

Income before provision for income taxes	9,897	3,036

Provision for income taxes	(3,097)	(1,903)

Net income	6,800	1,133
Less: Net income attributable to the noncontrolling interest	12	—

Net income attributable to shareholders of the Company	6,788	1,133

Net income	6,800	1,133
Other comprehensive income:
Foreign currency translation gain	253	814

Comprehensive income	7,053	1,947
Less: Comprehensive income attributable to noncontrolling interest	12	—

Comprehensive income attributable to shareholders of the Company	7,041	1,947

See accompanying notes to condensed consolidated financial statements.

Quadrem International Holdings, Ltd. – September 30, 2010

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

In USD thousands, unaudited

	Attributable to shareholders of the Company
	Common Stock		Additional	Accumulated			Non-Controlling Interest
	Shares	Amount	Paid-In Capital	Comprehensive (Loss) Income	Accumulated Deficit	Total		Total Equity
At January 1, 2010	9,495	1,655	148,037	201	(139,132)	10,761	316	11,077
Income for the period	—	—	—	—	6,788	6,788	12	6,800
Cumulative translation adjustment	—	—	—	253	—	253	—	253
Exercise of share options	750	1	26	—	—	27	—	27
Share-based payments	—	—	242	—	—	242	—	242

At September 30, 2010	10,245	1,656	148,305	454	(132,344)	18,071	328	18,399

See accompanying notes to condensed consolidated financial statements.

Quadrem International Holdings, Ltd. – September 30, 2010

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In USD thousands, unaudited

	Nine Months Ended September 30,
	2010	2009
Operating activities
Net income for the year	6,800	1,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	685	744
Amortization of intangibles	605	1,028
Deferred income tax expense	454	(6)
Non-cash interest expense	268	352
Share-based payments	242	453
Provision for impaired trade receivables	92	528
Impairment of goodwill	70	696
Changes in assets and liabilities:
Trade receivables	(2,602)	(458)
Prepaid expenses and other assets	105	706
Accounts payable and accrued expenses	1,912	1,988
Accrued income taxes payable	75	(79)
Deferred revenue	1,565	274

Net cash flows provided by operating activities	10,271	7,359

Investing activities
Purchase of equipment and fixtures & intangibles	(2,077)	(1,046)

Net cash flows used in investing activities	(2,077)	(1,046)

Financing activities
Proceeds from the exercise of stock options	27	—
Repayment of term debt	(460)	(534)
Decrease in restricted cash	(34)	259

Net cash flows used in financing activities	(467)	(275)

Foreign currency effect on changes in cash and cash equivalents	209	492

Net increase in cash and cash equivalents	7,936	6,530
Cash and cash equivalents at January 1, 2010	15,875	6,618

Cash and cash equivalents at September 30, 2010	23,811	13,148

Supplemental cash flow information:
Cash outflow for interest	—	(149)

Cash inflow for interest	102	81

Cash paid for income taxes	(2,614)	(1,591)

See accompanying notes to condensed consolidated financial statements.

Quadrem International Holdings, Ltd. – September 30, 2010

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.	Business and organization

Quadrem International Holdings, Ltd. and subsidiaries (“QIHL” or “the Company”) is a limited liability company incorporated and domiciled in Bermuda.

The Company has developed and operates a global electronic marketplace to facilitate the procurement of goods and services by companies from their supplier communities. The Company has operating subsidiaries performing customer support services in thirteen countries at September 30, 2010.

2.	Summary of significant accounting policies

a.	Basis of presentation

The accompanying condensed consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements of the Company reflect all adjustments (all of which are normal and recurring in nature) that, in the opinion of management, are necessary for a fair presentation of the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2009.

There have been no significant changes in the Company’s critical accounting policies. The accounting policies applied by the Company in these consolidated interim financial statements are the same as those applied by the Company in its consolidated financial statements as at and for the year ended December 31, 2009.

b.	Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reported period. Estimates are based upon historical factors, current circumstances and the experience and judgment of management. Significant estimates include those required in allocation of revenues between recognized and deferred amounts, fair value of financial instruments, assessment of the recoverability of goodwill and other intangible assets, allowances for doubtful accounts, share-based compensation expense and valuation allowances for deferred tax assets and tax liabilities. Actual results may differ from these estimates.

Quadrem International Holdings, Ltd. – September 30, 2010

3.	Income tax

As a Bermuda exempt limited company, the Company has no Bermuda statutory tax obligation. The provision for income taxes for the nine months ended September 30, 2010 and 2009 results from the Company’s operations in taxable jurisdictions and is comprised of the following amounts:

	Nine Months Ended September 30,
	2010	2009
Current income tax provision	2,643	1,909
Deferred income tax provision	454	(6)

	3,097	1,903

Income tax expense relates to taxable income resulting from cost plus transfer pricing arrangements for the Company’s operating subsidiaries in all countries where generally only support operations are maintained, withholding tax, taxable income in Brazil and Chile, which have both revenue and operating responsibilities and taxable profits in The Netherlands. Substantially all of the current income tax expense in 2010 and 2009 relates to the Company’s operations in Brazil and Chile.

Components of deferred tax are as follows:

	September 30, 2010	December 31, 2009
Deferred tax assets:
Net operating loss carryforwards	977	1,592
Deferred revenue	183	190
Accrued expenses	255	184
Other	91	61

Total deferred tax assets	1,506	2,027

Valuation allowance	—	—

Deferred tax liabilities
Depreciation	216	(172)
Other	12	(158)

Total deferred tax liabilities	228	(330)

At September 30, 2010, the Company had tax losses of approximately $3,775 attributable to operations in The Netherlands and South Africa that are available for offset against future taxable profits of the companies in which the losses arose. The tax loss in South Africa can be carried forward indefinitely. The tax loss in The Netherlands expires in the year 2016. The unrecognized tax benefit related to net operating losses at September 30, 2010 is $0.

Deferred tax assets at September 30, 2010 relate to the net operating losses in The Netherlands and South Africa and temporary differences in South Africa, Chile, United States, and Australia. At September 30, 2010, no valuation allowance has been provided due to the expectation of continued operating profits in the jurisdictions in which the net operating losses and temporary differences arose based on the generation of profits from operations in each of the last three years.

Undistributed earnings of certain of the Company’s subsidiaries are considered to be indefinitely reinvested; accordingly, no provision for taxes on unremitted earnings has been provided.

Quadrem International Holdings, Ltd. – September 30, 2010

4.	Equipment, furniture and fixtures

Equipment, furniture and fixtures, net, consisted of the following:

	September 30, 2010	December 31, 2009
Leasehold improvements	1,105	1,162
Equipment	6,640	6,580
Furniture and fixtures	923	885

	8,668	8,627
Less: accumulated depreciation	(6,526)	(6,468)

	2,142	2,159

For the nine months ended September 30, 2010, the Company recorded depreciation expense related to equipment, furniture and fixtures of $685.

5.	Intangible assets, net and other long-term assets

Goodwill

The below table reflects changes or activity in the balances related to goodwill for the nine months ended September 30, 2010:

Goodwill balance as of January 1, 2010, net of accumulated impairment losses of $1,064	70
Goodwill adjustment - impairment	(70)

Goodwill balance as of September 30, 2010	—

During the period ended September 30, 2010, the recoverable amount of the ESS Cubed reporting unit was determined to be less than the carrying amount and an impairment loss of $70 was recognized. The impairment loss, resulting from not meeting forecasted growth projections, was allocated fully to goodwill and is included in the consolidated statement of operations and comprehensive income.

The recoverable amount was determined by discounting the future cash flows generated from the continuing use of the reporting unit and was based on the following key assumptions:

•	Cash flows were projected based on actual operating results and the annual business plan.

•	Revenues were forecasted to grow at a compound annual growth rate of 4%.

•

A discount rate of 17.5 percent was applied in determining the fair value of the reporting unit. The discount rate was estimated based on an industry average weighted average cost of capital for businesses in South Africa.

Intangible assets, net and other long term assets

Intangible assets, net and other long-term assets are comprised of software, trademarks, restricted cash and long term prepaid assets.

Quadrem International Holdings, Ltd. – September 30, 2010

	September 30, 2010	December 31, 2009
Patents and trademarks	388	388
Software	5,572	4,454
Software developed for internal use	2,505	2,224

	8,465	7,066
Less: accumulated amortization	(5,966)	(5,331)

	2,499	1,735
Restricted cash and long term prepaid assets	214	181

	2,713	1,916

6.	Trade receivables

Trade receivables, net consists of the following:

	September 30, 2010	December 31, 2009
Trade receivables	12,657	10,047
Less allowance for doubtful accounts	(690)	(743)

Trade receivables - net	11,967	9,304

Trade receivables are non-interest bearing and are generally extended to customers on 30 day terms.

There is no concentration of credit risk with respect to trade receivables, as the Company has a large number of internationally dispersed customers.

Movements in the allowance for doubtful accounts were as follows:

Allowances at January 1, 2010	(743)
Provision, net of recovery for bad debts	(92)
Trade receivables written off	145

Allowances at September 30, 2010	(690)

7.	Employee benefits

On January 1, 2009, the Company established a long-term incentive plan (“LTIP”) for key management employees. The LTIP provides for payment to participants in cash or shares for the attainment of certain financial performance goals with the number of shares to be determined based on a 15% discount to the fair value of the shares at time of payment. The LTIP measurement date is the earlier of December 31, 2011 or upon sale, liquidation or dissolution of the Company. For the nine months ended September 30, 2010, the Company recorded compensation expense related to the LTIP of $1,294 with $168 of compensation expense related to the LTIP share discount factor. For the nine months ended September 30, 2009, the Company recorded compensation expense related to the LTIP of $1,075 with $140 of compensation expense related to the LTIP share discount factor. The LTIP liability is recorded as employee benefits payable on the consolidated balance sheet and is remeasured at fair value with changes recorded to compensation expense.

Quadrem International Holdings, Ltd. – September 30, 2010

8.	Related party disclosures

A large number of the Company’s equity holders are also customers. For the nine months ended September 30, 2010 and 2009, $6,033 and $6,596, respectively, of total revenue was received directly from the Company’s shareholders; however, a substantial majority of the Company’s non-shareholder revenues was derived from companies who sold goods or services to the Company’s shareholders through the Quadrem marketplace. In addition, $1,052 and $999 in trade accounts receivable at September 30, 2010 and December 31, 2009, respectively, was due from the Company’s shareholders.

9.	Subsequent events

On January 27, 2011, the Company consummated the sale of all of the operational assets of the Company to Ariba, Inc. (“Ariba”) for $158.3 million. The sale price consists of (i) $72.0 in cash, (ii) $61.3 million in

Ariba stock and (iii) a $25.0 million contingent payment. The cash includes $40.0 million deposited in escrow to satisfy potential indemnification claims. The contingent payment is subject to performance conditions. The performance conditions include, subject to certain terms and conditions, certain customers (i) making specified cash payments to Ariba and (ii) using the Company’s network to facilitate purchasing and invoicing activities with respect to specified customers or business and/or operating units. If the performance conditions are met in full, after the third anniversary Ariba will pay an additional $25.0 million in cash or, at its election, Ariba stock, and release the remaining $25.0 million of escrow cash, to the extent such cash is not used to satisfy indemnification claims.

The Company has evaluated subsequent events through March 31, 2011.